UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2018

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On August 17, 2018, Odyssey Marine Exploration, Inc. (“Odyssey”) entered into a letter of intent with Seabed Capital, LLC (“Seabed”) regarding a proposed transaction pursuant to which (a) Odyssey would purchase from Seabed all of Seabed’s 80.0% interest (the “Acquired Interest”) in a holding company (the “Target Company”) whose primary asset is an exclusive license for a potentially significant subsea mineral deposit, in consideration for which (b) Odyssey would issue to Seabed 250,000 shares (the “Shares”) of Odyssey’s common stock, and Odyssey and Seabed would enter into a royalty agreement whereby Odyssey would pay to Seabed a 2.5% net smelter royalty from future production (the “Proposed Transaction”). Odyssey and Seabed anticipate that the terms and conditions of the Proposed Transaction will be set forth in a purchase agreement, a royalty agreement, an escrow agreement, and other appropriate agreements or documents (collectively, the “Definitive Documents”) to be entered into by Odyssey and Seabed within 30 days of the date of the letter of intent. The letter of intent provides that, at the closing of the Proposed Transaction, the Shares and the Acquired Interest will be deposited into escrow with a mutually agreeable escrow agent, with the Shares to be released to Seabed and the Acquired Interest to be released to Odyssey when the Target Company obtains a two-year extension of its exploration license. Seabed would be entitled to “piggyback” registration rights with respect to the Shares, although Odyssey will agree to file, upon Seabed’s request, a registration statement with respect to the Shares if Seabed has not had the opportunity to exercise its piggyback registration rights with respect to the Shares within six months after the closing of the Proposed Transaction.

The letter of intent contemplates that the parties’ obligation to consummate the Proposed Transaction will be subject to the following conditions: (a) no material adverse effect shall have occurred with respect to the Target Company or Odyssey; (b) the results of Odyssey’s due diligence review of the Target Company shall be satisfactory to Odyssey; (c) the results of Seabed’s due diligence review of Odyssey shall be satisfactory to the Target Company; (d) the parties shall have reached a mutually agreeable resolution with respect to a financial liability of the Target Company; (e) other reasonable and customary conditions to closing for transactions such as the Proposed Transaction; and (f) such other conditions at the Parties may mutually agree.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2018	ODYSSEY MARINE EXPLORATION, INC.

	By:	/s/ Jay A. Nudi
Jay A. Nudi Chief Financial Officer